Exhibit 99.1

News Release

Contact: Chris Ripley, Chief Financial Officer
Lucy Rutishauser, SVP-Corporate Finance & Treasurer
(410) 568-1500
SINCLAIR REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

•	REPORTS $0.52 DILUTED EARNINGS PER SHARE

•	DECLARES $0.18 QUARTERLY DIVIDEND PER SHARE

BALTIMORE (August 3, 2016) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three and six months ended June 30, 2016.

“As the leading television broadcaster, we continue to deliver financially and operationally,” commented David Smith, President and CEO of Sinclair. “Not only did we exceed our expectations for our key financial metrics during the second quarter, but we also have made significant progress in expanding distribution and content. Specifically, we launched Circa, the innovative news and entertainment website aimed at the new generation of news consumers. In just its first week of launch, Circa had over 7 million video views. As the largest local news producer in the country, we are particularly proud of the 163 news awards won by our stations so far this season, and especially the prestigious Edward R. Murrow award earned by WJLA (ABC7 in Washington D.C.) for excellence in electronic journalism. This is a testament to our commitment to produce quality news coverage for our viewers. We also entered into agreements to renew our FOX affiliation agreements.”

Three Months Ended June 30, 2016 Financial Results:

•	Total revenues increased 20.3% to $666.5 million, versus $554.2 million in the prior year period.

•	Operating income was $129.1 million, an increase of 12.9%, versus operating income of $114.3 million in the prior year period.

•	Net income attributable to the Company was $49.4 million, versus net income of $45.8 million in the prior year period.

•
Diluted earnings per common share were $0.52 as compared to $0.48 in the prior year period, which includes the previously disclosed one-time FCC settlement of $9.3 million which reduced diluted earnings per share by $0.09.

Six Months Ended June 30, 2016 Financial Results:

•	Total revenues increased 17.6% to $1.245 billion, versus $1.059 billion in the prior year period.

•	Operating income was $215.4 million, an increase of 8.3%, versus operating income of $198.9 million in the prior year period.

•	Net income attributable to the Company was $73.6 million, versus net income of $70.1 million in the prior year period.

•
Diluted earnings per common share were $0.77 as compared to $0.73 in the prior year period, which includes the previously disclosed one-time FCC settlement of $9.3 million which reduced diluted earnings per share by $0.09.

Three Months Ended June 30, 2016 Operating Highlights:

•	Media revenues, before barter, increased 20.5% to $606.3 million versus $503.2 million in the second quarter of 2015.

•	Political revenues were $16.7 million versus $4.0 million in the second quarter of 2015.

•	Revenues from our digital offerings increased 28% in the second quarter as compared to the second quarter of 2015.

Recent Corporate Developments:

Content and Distribution:

•
The Company entered into agreements with NBC Television Network (“NBC”) for the renewal of the NBC affiliations in five Sinclair markets that expired December 31, 2015. The NBC affiliations were also renewed in four markets by the licensees of stations that Sinclair provides sales and other services to under joint sales agreements.

•
The Company reached an agreement with Fox Broadcasting Company (“FOX”) for the renewal of the FOX affiliations in five Sinclair markets that expired December 31, 2015 and five markets that expired June 30, 2016 through the end of 2019. The FOX affiliations were also renewed in three markets by the licensees of stations that Sinclair provides sales and other services to under joint sales agreements.

•	The Company increased Tennis Channel carriage on Charter Communications, Inc. by approximately one million subscribers effective August of 2016.

•	The Company launched Circa (Circa.com), a video-rich news and entertainment offering for independent-minded and new generation news consumers.

•	During the second quarter, the Company expanded local news in Chattanooga, TN, Seattle, WA, Albany, GA, Nashville, TN and Savannah, GA.

Other:

•	WJLA (ABC7 in Washington D.C.) won the prestigious national Edward R. Murrow Award for excellence in electronic journalism.

•	The Sinclair Broadcast Diversity Scholarship awarded $43,000 among nine minority students to help fund their undergraduate studies related to broadcast television.

Balance Sheet and Cash Flow Highlights:

•	Debt on the balance sheet, net of $104 million in cash and cash equivalents, was $4.075 billion at June 30, 2016 versus net debt of $4.046 billion at March 31, 2016.

•
The Company completed an amendment and extension of its bank credit agreement. Revolving commitments totaling $485.2 million and term A loans totaling $139.5 million were extended from April 9, 2018 to July 31, 2021. In connection with the transaction, extending lenders agreed to a reduction in certain pricing terms related to the extended loans based on satisfying certain covenant ratios.

•	As of June 30, 2016, 68.7 million Class A common shares and 25.9 million Class B common shares were outstanding, for a total of 94.7 million common shares outstanding.

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The Company repurchased $19.3 million or 0.7 million shares of its Class A common stock since its last quarterly reported earnings on May 4, 2016. There is currently $86 million of remaining buyback authorization.

•	In June 2016, the Company paid a $0.18 per share quarterly cash dividend to its shareholders.

•	Capital expenditures in the second quarter of 2016 were $24 million.

•	Program contract payments were $29 million in the second quarter of 2016.

Notes:

Presentation of financial information for the prior year has been reclassified to conform to the presentation of generally accepted accounting principles for the current year.

Outlook:
“We remain confident that we will continue to see robust political advertising as the second quarter 2016 results were at the high end of our guidance range and the first half results exceeded pro forma 2012 same period by 12%,” commented David Amy, Executive Vice President and Chief Operating Officer. “However, given the minimal spending to date by the Trump campaign and his late start in fund raising, we expect to see political spending for the remainder of the election cycle skew slightly more to fourth quarter than in years past but are still expecting a record year. In addition, we are estimating approximately $8 million of incremental revenues on our NBC affiliates from the summer Olympics that begin this month.”

The following acquisitions closed during 2015 and, therefore, the results of these acquired stations were not included in the corresponding 2015 pre-acquisition periods: the Chattanooga stations (acquired September 1, 2015). The following transactions closed during 2016 and, therefore, the results of these transactions were not included in the corresponding 2015 pre-transaction periods or the 2016 pre-transaction periods: the acquisition of the Corpus Christi stations (January 1, 2016), the acquisition of the South Bend station and sale of the Marquette station (February 15, 2016), the acquisition of Tennis Channel (March 1, 2016), and the acquisition of the Lincoln stations (May 1, 2016).

The Company currently expects to achieve the following results for the three months ending September 30, 2016 and year ending December 31, 2016:

Third Quarter 2016

•	Media revenues, before barter, are expected to be approximately $649.2 million to $663.2 million, up 30.3% to 33.1% year-over-year. Embedded in these anticipated results are:

•	$58 million to $68 million in political revenues as compared to $8 million in the third quarter of 2015.

•	Barter and trade revenue are expected to be approximately $29 million in the third quarter of 2016.

•	Barter expense is expected to be approximately $25 million. $4 million of trade expense is included in television expenses (defined below).

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Media production expenses and media selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense, are expected to be approximately $376 million, including $2 million in stock-based compensation expense.

•	Program contract amortization expenses are expected to be approximately $30 million.

•	Program contract payments are expected to be approximately $28 million.

•	Corporate overhead is expected to be approximately $16 million, including $1 million of stock-based compensation expense.

•	Research and development costs related to ONE Media are expected to be $1 million.

•	Other non-media revenues less other non-media expenses are expected to generate $7 million of operating cash flow, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $25 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $46 million.

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Net interest expense is expected to be approximately $53 million ($51 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section.

•	Cash taxes paid are expected to be approximately $41 million, based on the assumptions discussed in this “Outlook” section. The Company’s effective tax rate is expected to be approximately 35%.

•	Capital expenditures are expected to be approximately $30 million.

Full Year 2016

•	Barter and trade revenue is expected to be approximately $126 million.

•	Barter expense is expected to be approximately $110 million. $16 million of trade expense is included in television expenses.

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Media production expenses and media selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense, are expected to be approximately $1.460 billion, including $8 million of stock-based compensation expense, and $155 million related to new acquisitions and costs related to our revenue-generating initiatives.

•	Program contract amortization expense is expected to be approximately $123 million.

•	Program contract payments are expected to be approximately $112 million.

•	Corporate overhead is expected to be approximately $66 million, including $8 million of stock-based compensation expense.

•	Research and development costs related to ONE Media are expected to be $5 million.

•	Other non-media revenues less other non-media expenses are expected to generate $25 million of operating cash flow, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $98 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $181 million.

•
Net interest expense is expected to be approximately $209 million (approximately $199 million on a cash basis), assuming no changes in the current interest rate yield curve, and changes in debt levels based on recent corporate developments and the assumptions discussed in this “Outlook” section.

•	The Company’s effective tax rate is expected to be approximately 35%.

•	Capital expenditures are expected to be $95 million to $100 million.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its second quarter 2016 results on Wednesday, August 3, 2016, at 9:30 a.m. ET. After the call, an audio replay will be available at www.sbgi.net under "Investors/Earnings Webcast." The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-8033.

About Sinclair:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. Including pending transactions, the Company owns, operates and/or provides services to 173 television stations in 81 markets, broadcasting 484 channels and having affiliations with all the major networks. Sinclair is the leading local news provider in the country, as well as a producer of live sports content. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast, our ability to integrate acquired businesses and maximize operating synergies, our ability to obtain necessary governmental approvals and financing for announced acquisitions and to satisfy other closing conditions, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market’s acceptance of new programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any other risk factors set forth in the Company’s most recent reports on Form 10-Q, Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES:
Media revenues	$606,268	$503,170	$1,137,591	$967,921
Revenues realized from station barter arrangements	34,003	30,373	60,513	51,332
Other non-media revenues	26,263	20,624	47,319	39,689
Total revenues	666,534	554,167	1,245,423	1,058,942
OPERATING EXPENSES:
Media production expenses	243,620	181,810	459,497	353,381
Media selling, general and administrative expenses	128,488	103,225	243,497	205,466
Expenses recognized from station barter arrangements	29,259	26,381	52,184	43,793
Amortization of program contract costs and net realizable value adjustments	30,821	29,782	64,281	60,173
Other non-media expenses	19,761	15,520	37,458	30,433
Depreciation of property and equipment	24,409	25,273	48,444	50,462
Corporate general and administrative expenses	14,279	14,183	35,620	30,221
Amortization of definite-lived intangible and other assets	45,625	39,445	89,390	79,425
Research and development expenses	1,209	4,237	2,310	6,752
Gain disposition of assets	(11)	(29)	(2,671)	(51)
Total operating expenses	537,460	439,827	1,030,010	860,055
Operating income	129,074	114,340	215,413	198,887
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(53,916)	(47,664)	(103,331)	(94,312)
Income from equity and cost method investments	943	2,007	1,366	5,153
Other income, net	1,104	1,050	1,566	1,268
Total other expense, net	(51,869)	(44,607)	(100,399)	(87,891)
Income before income taxes	77,205	69,733	115,014	110,996
INCOME TAX PROVISION	(26,605)	(23,334)	(38,785)	(39,761)
NET INCOME	50,600	46,399	76,229	71,235
Net income attributable to the noncontrolling interests	(1,181)	(612)	(2,670)	(1,166)
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$49,419	$45,787	$73,559	$70,069
Dividends declared per share	$0.180	$0.165	$0.345	$0.330
BASIC AND DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share	$0.52	$0.48	$0.77	$0.74
Diluted earnings per share	$0.52	$0.48	$0.77	$0.73
Weighted average common shares outstanding	95,026	95,307	94,922	95,219
Weighted average common and common equivalent shares outstanding	95,934	96,050	95,819	95,911

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